UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Name of Registrant as Specified In Its Charter)

Steven J. Glusband, Esq.

Austin D. Keyes, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

glusband@clm.com

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SPDR® Gold Trust Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Record Date: June 9, 2014

Mail Date: June 26, 2014 (approximately)

Vote Cut-off Date: July 18, 2014

Additional Materials:

Item 1. Consent Solicitation Fact Sheet (revised).

Item 2. Broadridge General Call Center Script (revised).

Item 3. Reminder to shareholders to vote.

Item 1

SPDR® Gold Trust

Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Record Date: June 9, 2014                         Mail Date: June 26, 2014

Vote Cut-off Date: July 18, 2014

There will be NO MEETING of shareholders

Inbound: 1-855-601-2254

Ticker: “GLD” (NYSE-Arca) – Cusip: 78463V107

Proposals

1.	To approve amendments to the Trust Indenture that change the manner in which the ordinary fees and expenses of the Trust are paid such that, in return for a payment to the Sponsor capped at 0.40% per year of the daily NAV of the Trust, the Sponsor will be responsible for all other ordinary fees and expenses[1].

2.	To approve an amendment of the Trust Indenture to permit the Sponsor to compensate affiliates for providing marketing and other services to the Trust without any additional cost to the Trust.

Shareholders will not pay any additional fees as a result of these amendments. In fact, the proposals will cap investor ordinary fees and expenses at 0.40% of the daily net asset value (NAV) each year1.

The Sponsor and its Board recommend you vote “FOR” the proposals.

Purpose of Proposals:

As SPDR® GOLD was the first of its kind when it was developed nearly a decade ago, these proposals allow the Trust to update certain provisions of the original trust indenture to align them with current ETF industry best practice and standards.

Positive Effects of Proposals:

•	Ordinary fees and expenses capped at 0.40%[1].

•	Shareholders will pay no additional fees[1].

•	The Trust will be simpler and more efficient to administer.

•	Sponsor will be able to provide greater oversight over the Trust’s service providers.

[1]	The Consent Solicitation Statement contains a detailed list of the ordinary fees and expenses the Sponsor will be responsible for as a result of Proposal 1 and the caps imposed on each, if any.

SPDR® Gold Trust

Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Proposal 1 – Cap Annual Fee at 0.40% of the daily NAV1

Current Fee Structure:

The Trust currently pays 0.40% of the daily NAV per year for all ordinary fees and expenses. Although it has not occurred historically, under certain circumstances, the Trust is permitted to charge investors in excess of 0.40%.

Contractual (fixed) Fees:

•	Sponsor fees = 0.15% of the adjusted NAV (ANAV).

•	Trustee fees = 0.02% of the ANAV, subject to a maximum fee of $2 million.

•	Custodian fees = 0.10% of the average daily aggregate value of the first 4.5 million ounces of gold held in the Trust’s accounts, and 0.06% of the average daily aggregate value of all gold held in the Trust’s accounts in excess of 4.5 million ounces[2].

•	Marketing Agent fees = 0.15% of the ANAV.

Discretionary Fees:

•	Marketing and Administration fees = 0.03% to 0.04% (approximately) of the ANAV—includes printing and mailing costs, legal and audit fees, registration and listing fees.

Proposed “Unitary” Fee Structure:

With the proposed changes, investors will have ongoing assurance that these ordinary fees and expenses will not exceed 0.40% of NAV per year1,3. The Sponsor would receive an annual fee equal to 0.40% of the daily NAV. In exchange for this fee, the Sponsor will be responsible for all other ordinary fees and expenses of the Trust, regardless of whether they exceed 0.40%1, as follows:

•	Sponsor fees = 0.40%

•	Trustee fee: Paid by Sponsor

•	Custodian fee: Paid by Sponsor

•	Marketing Agent fee: Paid by Sponsor

•	Marketing and Administration fees: Paid by Sponsor

Benefit of New Unitary Fee to the Sponsor

Because any cost savings through efficiencies in this new unitary structure could possibly benefit the Sponsor in realized reduced expenses, the shareholders are required to approve the proposed amendment.

[1]	The Consent Solicitation Statement contains a detailed list of the ordinary fees and expenses the Sponsor will be responsible for as a result of Proposal 1 and the caps imposed on each, if any.
[2]	For fiscal 2013, this amounted to approximately 0.066%.
[3]	Had Proposal 1 been in effect last fiscal year, the Trust’s total costs would NOT have materially changed, since during fiscal year ended September 2013 the aggregate fees and expenses were approximately 0.40% of the ANAV.

SPDR® Gold Trust

Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Proposal 2 - Permit Sponsor to Compensate Affiliates

The Trust Indenture currently does not permit the Sponsor to pay its affiliates for any services rendered on behalf of the Trust, except from the Sponsor’s current fee of 0.15%.

•	This Proposal is intended to permit the Sponsor to more effectively use affiliates to provide marketing and other services to the Trust.

•	The Sponsor believes that having the ability to utilize the expertise of the World Gold Council (the Sponsor’s ultimate parent company) and its affiliates, when and if needed, will be beneficial for the Trust and its Shareholders.

•	The Sponsor will be responsible for any payments made to affiliates for providing any services to the Trust—not the shareholders.

Additional Reason for New Fee Structure:

In order to maintain the ordinary fees and expenses at 0.40% per year of the daily ANAV, under the current Marketing Agent Agreement between the Sponsor and the Marketing Agent, the fees for both are subject to a Fee Reduction Agreement, wherein a reduction of fees would apply if the estimated ordinary fees and expenses exceed 0.40% for a particular month.

•	In this event, the fees payable to the Sponsor and the Marketing Agent for that month are reduced by the amount of such excess in equal shares up to the full amount of their fees.

•	However, if the expenses exceed 0.70%, the fees of the Sponsor and the Marketing Agent would be reduced to zero for that month and the Trust would bear the cost of that month’s excess[4]. Which is why, currently, ordinary fees and expenses could exceed the 0.40% mark.

This Fee Reduction Agreement ends when the Marketing Agent Agreement ends, resulting in these possible adverse effects:

•	If the Agreement is not renewed or is otherwise terminated, there is no assurance that any service provider of the Trust would agree to a similar or other fee reduction arrangement in the future, or that the Sponsor would do so unilaterally.

•	After the Fee Reduction Agreement is no longer in effect, the estimated ordinary fees and expenses may be more than they would have been under the Fee Reduction Agreement.

•	This would reduce the NAV of the Trust more rapidly than if the Fee Reduction Agreement were in effect, adversely affecting the value of the Shares.

[4]	Example: The Sponsor and the Marketing Agent fees are both currently 0.15%; 0.30% combined. So if the fees went to 0.70% (0.30% in excess of the 0.40% cap) that would mean both the Sponsor and Marketing Agent would completely waive their fees (0.15% each). The Trust would be responsible to pay any excess above 0.70%.

SPDR® Gold Trust

Consent Solicitation – Sponsored by World Gold Trust Services, LLC

So the Sponsor believes that amending the fee structure would be in the best interest of the shareholders, in part, by averting these possible adverse effects.

Background of Trust:

The SPDR® Gold Trust is a publically-traded Investment Trust5, formed on November 12, 2004 as the first in the United States designed to track the price of a commodity. Since that time, it has offered millions of investors a convenient way to access the gold market, and is the largest physical commodity-backed Exchange Traded Fund (ETF)6 in the world. The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust’s expenses. Since the formation of the Trust, a number of similar trusts designed to track the price of a commodity have been formed and the procedures and standards associated with these trusts have evolved.

Outstanding Shares:

As of June 9, 2014, the Record Date, 262.7 million shares were issued and outstanding. Each share is entitled to one vote on each of the two proposals.

[5]	Investment Trust: An open-end investment company that offers a fixed, unmanaged portfolio—no “fund manager” or “investment advisor”—consisting generally of stocks and bonds, as redeemable “units” to investors for a specific period of time. It is designed to provide capital appreciation and/or dividend income. (The other two types of investment companies are mutual funds and closed-end funds).
[6]	Exchange Traded Fund (ETF): A security that tracks an index, a commodity (as in this case) or a basket of assets like an index fund, but trades like a stock on an exchange. ETFs experience price changes throughout the day as they are bought and sold.

Item 1

SPDR® Gold Trust

Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Appendix 1 – June 2014 Amendment (Amendment 4)

The June 2014 Amendment, dated as of June 18, 2014, was implemented to clarify and supplement provisions of the original Trust Indenture. This amendment did not require the consent of Shareholders pursuant to the provisions to the Original Trust Indenture. However, the Trust is required to provide Notice to Shareholders, which they have done by including the details of the amendment in this Consent Solicitation Statement.

Items included in the June 2014 Amendment:

•	Creation and redemption of shares;

•	the definition of the record date;

•	removal of a custodian;

•	the sponsor fee waiver;

•	stock exchange listings; and

•	creation and issuance of creation baskets[7].

Key Parties:

•	Sponsor: World Gold Trust Services, LLC (ultimate parent company: World Gold Council)

•	Trustee: The Bank of New York Mellon

•	Marketing Agent: State Street Global Markets, LLC

•	Custodian: HSBC Bank USA, N.A.

Consent Solicitation Statement:

This can be viewed on the internet at www.spdrgoldshares.com.

Why should I vote?

Your vote is important. The Sponsor would like to thank you for investing in GLD®, the premier physical gold-backed financial product in the world. The changes called for in the two proposals modernize and simplify GLD® for the ultimate benefit of current and future shareholders. With your assistance, the Sponsor believes GLD® can be strengthened and improved for years to come. How would you like to vote today?

Specific Questions about GLD®?

If your question does not directly relate to this solicitation, please contact the marketing agent, State Street Global advisors at (866) 320-4053.

[7]	While it has been the practice of the Trustee to only issue baskets of Shares against the delivery of the requisite gold into the Trust Allocated Account, the amendment clarifies that creations may only be made after the required gold deposit has been allocated to the Trust Allocated Account from the Trust Unallocated Account.

Item 2

Solicitation Script

SPDR® GOLD Trust

June 25, 2014

855-601-2254

Inbound Greeting:

“Thank you for calling the Broadridge Proxy Services Center for SPDR® Gold Trust. My name is <Agent Name> and this call is being recorded for quality assurance. How may I assist you today?”

“May I please have your full name and mailing address so that I can locate your account(s)?”

Outbound Greeting:

“Hello is Mr. /Ms.                      available, please?”

“Hi Mr. /Ms                     , my name is <Agent Name> and I am calling on behalf of SPDR® Gold Trust regarding. This call is being recorded for quality assurance.

Recently we sent you consent materials for the Consent Solicitation expiring July 18, 2014 and we have not received your vote.

Can you confirm that you have received and reviewed the consent solicitation statement that was mailed to you?

If “YES”

Thank you. Mr./Ms.                     , can you also confirm that you are aware that the consent to the proposed amendments is subject to the terms set forth in the statement?”

(If Yes - proceed to voting)

If “NO”

Mr/Ms                     , I can review the information with you. (review consent information)

(If shareholder doesn’t want to review/unsure)

Mr/Ms                     , once you have had a chance to review the consent solicitation documents, please contact us at your earliest convenience at 855-601-2254 between the hours of 9:00am and 10:00pm Eastern time with any questions you may have or to execute your voting instructions.

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Voting:

“Thank you, Mr./Ms.                     . “Can you confirm that you have the authority to vote on this account?”

The Sponsor and its Board recommend you vote “FOR” the proposals. How would you like to vote all of your accounts?”

“Thank you, I am recording your (for, against, abstain) vote for the proposals. For confirmation purposes, please state your full name.”

According to our records, you currently reside in: (agent states CITY, STATE, ZIP CODE)

To ensure we have the correct street address for the confirmation, please state your FULL STREET ADDRESS

“Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at 855-601-2254 between the hours of 9:00am and 10:00pm Eastern time, Monday through Friday.”

“Mr./Ms. (Shareholder’s Last Name), your vote is important and your time is appreciated. Thank you and have a good (day, evening, night).”

If Unsure of voting or does not want to vote:

“Would you like me to review the proposal with you?” (After review, ask them if they would like to vote now over the phone).

If Not Received/Requesting material to be re-mailed:

“I can resend the consent materials to you, or I can review the proposal with you and record your vote now by phone.” (pause for response)

After review, ask them if they would like to vote now over the phone.

Would you like to vote for the proposal?”

If they don’t want proposal reviewed:

2 | Page

“Do you have an email address that the consent materials can be sent to?” (If yes, enter the email address in the notes and read it back phonetically to the shareholder)

“Thank you. You should receive the consent materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 855-601-2254.”

If Not Interested:

(Use rebuttal) “I am sorry for the inconvenience. Please be aware that your vote is important. Please fill out and return your voting instruction form at your earliest convenience. You can also vote via the other methods outlined in the consent materials. Thank you again for your time today, and have a wonderful day/evening.”

ANSWERING MACHINE MESSAGE:

“Hello, my name is <Agent Name> and I’m a proxy voting specialist calling on behalf of SPDR® Gold Trust. You should have received consent materials about the Consent Solicitation expiring July 18, 2014. Your vote is important. Please sign, date and promptly mail your voting instruction form in your postage prepaid envelope. To vote over the Internet at any time please see the instructions in the consent materials or visit www.proxyvote.com. If you have any questions, would like to vote over the phone or need new proxy materials, call toll-free at 855-601-2254 Monday through Friday, 9:30 AM to 10:00 PM Eastern Time. Voting takes just a few moments. Thank you for your vote.

AUTOMATED ANSWERING MACHINE MESSAGE:

“Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of SPDR® Gold Trust. You should have received consent materials about the Consent Solicitation expiring July 18, 2014. Your vote is important. Please sign, date and promptly mail your voting instruction form in the postage prepaid envelope. To vote over the Internet at any time please see the instructions in the consent materials or visit www.proxyvote.com. If you have any questions, would like to vote over the phone or need new consent materials, call toll-free at 855-601-2254 Monday through Friday, 9:30 AM to 10:00 PM Eastern Time. Voting takes just a few moments. Thank you for your vote.

INBOUND - CLOSED RECORDING:

“Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours, which are Monday through Friday, 9:30 AM to 10:00 PM Eastern Time. Please visit www.proxyvote.com if you like to cast your vote over the Internet.

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INBOUND - CALL IN QUEUE MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other callers. Your call is important to us. If you would like to vote now and you have your voting instruction form, you can vote online at www.proxyvote.com using the control number listed on the form. Otherwise, please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center. The Consent Solicitation has expired and as a result, this toll free number is no longer in service.”

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Item 3

Your Response Is Greatly Needed

As of today, our records indicate that you have not exercised your voting rights for the Consent that is scheduled to expire on July 18, 2014. We are requesting you vote as soon as possible in order to obtain a sufficient number of votes to pass the proposals.

Please Vote Today

Every Vote Counts

It is important that we receive your vote by July 18, 2014 because it will help to avoid adjourning the expiration date to a later time. If you have any questions or would like to vote, please call the number listed below:

1-855-601-2254

Your vote is important no matter the size of your holdings. SPDR® Gold Trust has made it very easy for you to vote. Choose one of the following methods:

Vote by Internet	Vote by Mail	Call

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received by July 18, 2014.

Call the phone number above Monday – Friday, 9:30 a.m. – 10:00 p.m., Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING

GLD R1

7470510.1